United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2016
Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.
(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3520 Dixie Highway
Palm Bay, FL  32905
 (Address of Principal Executive Offices)

(321) 610-7959
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to "Oakridge Global Energy Solutions, Inc.," "Oakridge," the "Company," "we," "our," "us" and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oakridge Global Energy Solutions (R&D), Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as "Oak Ridge Nevada," and is also included in the references to "Oakridge," the "Company," "we," "our" and  "us."

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," "continue" or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;
-our ability to obtain sufficient funding to continue to pursue our business plan;
-our ability to perform our obligations under our loan agreements;
-competition within our chosen markets and industries;
-the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;
-trends affecting our manufacturing capabilities;
-our ability to meet customer demands;
-our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;
-our need for future additional financing;
-trends affecting the commercial acceptability of our products;
-our ability to protect and enforce our current and future intellectual property; and
-our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the "SEC").

Item 8.01 Other Events.

Oakridge Global Energy Solutions, Inc. announces a series of staff changes, including those disclosed herein. With the company's progress and growth, the time has come to fill key officer and staff positions with the most experienced, seasoned, and respected professionals in our industry.  With respect and gratitude to the contributions of all prior officers and directors, the company proudly announces the assembly of its most capable and outstanding team to date.

On May 10, 2016 David Phillips, CPA joined the Oakridge Management Team as Vice President, Finance (Chief Financial Officer.) Mr. Phillips has also been appointed as the Corporate Treasurer and replaces Karen Jackson who resigned as Chief Financial Officer and Corporate Treasurer effective May 9, 2016.

By resolution effective May 12, 2016 the Board of Directors has appointed the following new members to the Board of Directors:

1.
Vic Psaltis brings extensive experience in a range of market environments, including foreign exchange, money markets, futures and the utility sector, including in power marketing and associated risk management. Between 1980 to 1996 he held the positions of Senior or Chief Corporate Dealer in financial institutions such as Barclays, Bank of New Zealand and Societe Generale. From 1996, Vic joined KMPG Consulting as a Director in the Banking and Finance practice.

2.
John Dinkle is a mechanical engineer with over 40 years of experience in the automotive industry. Mr. Dinkle brings expertise in the areas of engineering, journalism, testing and analysis, product development, product planning, advertising, marketing, website development and content, internet automotive retailing and public relations.

3.
Theo Lianos is also well experienced with over 30 years' of international corporate finance, operational reviews, corporate restructuring, profit improvement programs, and computer systems implementations. He has been a principal of Venture Exchange for 13 years and was formerly a Liquidator, a Trustee in Bankruptcy and a partner with BDO Chartered Accountants in its Insolvency Division and is a Chartered Accountant.

Geoff Pollard will also soon join the Oakridge Board of Directors with extensive experience as a professional director and company administrator and is currently a member of the Board of Directors of Oakridge Global Energy Solutions Hong Kong, a wholly owned subsidiary of Oakridge Global Energy Solutions, Inc.

Following a health concern for his father, Larry Lee Arrowood resigned as President of Oakridge Global Energy Solutions, Inc. effective May 6, 2016.  Mr. Arrowood has also resigned as a member of the Board of Directors. By resolution effective May 12, 2016 the Board of Directors has accepted Mr. Arrowood's resignation from the position of President and his resignation from the Board of Directors as well as Ms. Jackson's resignation as Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	May 12, 2016	By:	/s/ Steve Barber
Steve Barber
Executive Chairman, CEO